Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Pacific Biosciences of California, Inc. of our report dated March 23, 2011 relating to the consolidated financial statements, which appears in the Form 10-K filed on February 29, 2012.

/s/ PricewaterhouseCoopers LLP
San Jose, California
February 29, 2012